SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 14, 2011

(Date of earliest event report)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-9777

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C., 20549

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Matters voted upon and votes cast at the annual meeting of shareholders of Weyerhaeuser Company held on Thursday, April 14, 2011, were:

The reelection of Wayne W. Murdy, John I. Kieckhefer, Charles R. Williamson to the board of directors.

	For	Against	Abstain	Broker Non-Votes
Murdy	416,781,001	9,561,348	1,471,506	42,432,944
Kieckhefer	412,884,676	13,462,771	1,466,407	42,432,945
Williamson	421,904,779	4,479,799	1,429,277	42,432,944

	For	Against	Abstain	Broker Non-Votes
Proposal to amend the Articles of Incorporation to give shareholders the right to call special meetings	466,915,807	2,298,319	1,032,673	0
Proposal to approve the advisory (non-binding) resolution relating to executive compensation	344,086,584	81,744,836	1,982,434	42,432,945
Proposal to approve, on an advisory basis, the appointment of auditors	460,220,293	6,948,853	1,077,653	0

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Advisory vote on the frequency of the advisory vote on executive compensation	330,401,197	3,001,718	92,464,691	1,946,247	42,432,946

In light of the vote by shareholders on the frequency of the advisory vote on executive compensation and the Board’s recommended frequency for such vote, the Company will ask shareholders to vote on executive compensation each year until the next required vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Jerald W. Richards
Its:	Chief Accounting Officer

Date: April 19, 2011